Includes (i) 578 time-based Restricted Stock Units (RSUs) granted in June 2017 which shares vest as to 100% on August 15, 2020, (ii) 578 performance-based Restricted Stock Units (PSUs) granted in June 2017, which shares vest as to 100% on August 15, 2020, (iii) 522 time-based Restricted Stock Units (RSUs) granted in September 2017 which shares vest as to 100% on September 15, 2020 (iv) 702 time-based Restricted Stock Units (RSUs) granted in June 2018 which shares vest as to 50% on August 15, 2020 and 2021, (v) 702 performance-based Restricted Stock Units (PSUs) granted in June 2018, which shares vest as to 50% on August 15, 2020 and 2021, (vi) 864 time-based Restricted Stock Units (RSUs) granted in June 2019 which shares vest as to 33.3% on August 15, 2020, 2021, and 2022 (vii) 864 performance-based Restricted Stock Units (PSUs) granted in June 2019, which shares vest as to 33.3% on August 15, 2020, 2021, and 2022, (viii) 747 time-based Restricted Stock Units (RSUs) granted in June 2020 which shares vest as to 33.3% on August 15, 2021, 2022, and 2023, (ix) 6,238 Long Term
Incentive Performance-Based RSUs (the LTIP Performance RSUs) granted in September 2018 which may vest subject to the Issuers achievement with respect to pre-established Pre-Tax Income and Revenue targets for the fiscal year ending March 31, 2021 (the Performance Criteria), (x) 6,124 LTIP Performance RSUs granted in September 2019 which may vest subject to the Issuers achievement with respect to the Performance Criteria for the fiscal year ending March 31, 2022. The number of LTIP Performance RSUs that will vest on March 31, 2021 and 2022 will be determined based on the Issuers level of achievement with respect to the specific Performance Criteria. If the Performance Criteria is not achieved at the threshold level, no vesting will occur and the LTIP Performance RSUs will be cancelled. The amounts listed are the maximum number of LTIP Performance RSUs that may vest. All RSUs, PSUs, and LTIP Performance RSUs are settled in shares of the Company's Common Stock.